UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2015 the Company borrowed $1,000,000 from EGS, LLC, a Delaware limited liability company comprised of three investment professionals, pursuant to a Note Purchase Agreement, Secured Promissory Note, Stock Pledge Agreement, and an Intercreditor Agreement whereby other creditors of the Company subordinated their interests to EGS, LLC. The Secured Promissory Note matures on April 20, 2016 and carries an interest rate of 12.0% per annum.

Item 3.02	Unregistered Sales of Equity Securities.

On April 28, 2015 the Company issued warrants to purchase 500,000 shares of the Company’s Common Stock at $1.00 per share and expiring on April 20, 2020 (the “Warrants”) pursuant to the Secured Promissory Note. The Secured Promissory Note described in Section 2.03 and the Warrants were exempt from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, pursuant to Section 4.2 of the Act.

 No underwriters, underwriting discounts or commissions were involved in the issuance of the Secured Promissory Note or Warrants.

Item 9.01(d)	Exhibits

10.51	Form of Note Purchase Agreement by and between the Company and EGS, LLC effective April 28, 2015.

10.52	Form of Secured Promissory Note in favor of EGS, LLC effective April 28, 2015.

10.53	Form of Stock Pledge Agreement by and between the Company and EGS, LLC effective April 28, 2015.

10.54	Form of Intercreditor Agreement by and among the Company, EGS, LLC, and the creditors named therein effective April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: May 4, 2015	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer